Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS SECOND QUARTER AND SIX MONTHS 2016 FINANCIAL RESULTS

Company posts 41st consecutive quarter of improved revenue and earnings

ATLANTA, GEORGIA, July 27, 2016: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported unaudited financial results for its second quarter and six months ended June 30, 2016.

The Company recorded second quarter revenues of $411.1 million, an increase of 4.8% over the prior year’s $392.2 million. Rollins’ net income increased 6.0% to $47.8 million or $0.22 per diluted share for the second quarter ended June 30, 2016, compared to $45.1 million or $0.21 per diluted share for the same period in 2015.

Rollins’ revenues rose 5.6% for the first six months of 2016 to $763.9 million compared to $723.1 million for the prior year. Net income for the first six months of 2016 was $79.7 million, an increase of 5.8%, or $0.36 per diluted share compared to $75.4 million or $0.34 per diluted share for the same period last year.

Additionally, in the second quarter of 2016, the Company announced it purchased 365,121 shares of the Company’s stock under its share repurchase program and 419,329 shares have been repurchased year-to-date. In total, 5.5 million additional shares may be purchased under previously approved programs by the Board of Directors.

Commenting on the Company’s financial results, Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “We are pleased to have reported solid financial results for both the quarter and first half of 2016. These results reflect our team’s ongoing commitment to continuous improvements in all areas of our business: customer service, sales, productivity initiatives, marketing, and other programs. We completed the conversion of our new CRM and operating system (BOSS), to over 95% of the Orkin branches this quarter. Our expenses were negatively impacted this quarter by the acceleration of this roll-out.”

“We’re extremely proud to announce our Company’s acquisition this quarter of our first operation in the United Kingdom, Safeguard Pest Control and Environmental Services. Safeguard is the largest independent pest control company in London and the surrounding Southeastern Counties. This is a significant milestone for us as we continue our strategic plan to expand our brand globally. We look forward to working with Safeguard’s exceptional team and sharing each other’s best practices of pest control, training, and customer service.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com,  www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com,  www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, and www.rollins.com.  You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s ability to purchase 5.5 million shares under the previously approved share repurchase program, the Company’s ongoing commitment to continuous improvements in all areas of our business: customer service, sales, productivity initiatives, marketing and others programs; the Company’s expectation to continue its strategic plan to expand our brand globally and the Company’s plans to work with Safeguard’s exceptional team and sharing each other’s best practices of pest control, training and customer service. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2015.

ROL-Fin

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At June 30, (unaudited)	2016	2015
ASSETS
Cash and cash equivalents	$126,465	$109,684
Trade accounts receivables, net	96,959	88,267
Financed receivables, net	15,263	14,059
Materials and supplies	14,635	14,034
Other current assets	33,265	32,377
Total Current Assets	286,587	258,421
Equipment and property, net	133,519	110,375
Goodwill	254,001	269,867
Customer contracts and other intangible assets, net	164,604	132,395
Deferred income taxes, net	34,403	49,250
Financed receivables, long-term, net	16,617	14,370
Other assets	15,870	14,083
Total Assets	$905,601	$848,761

LIABILITIES
Accounts payable	$27,628	$28,550
Accrued insurance, current	25,636	27,347
Accrued compensation and related liabilities	71,564	69,295
Unearned revenue	109,733	107,327
Other current liabilities	36,738	31,416
Total Current Liabilities	271,299	263,935
Accrued insurance, less current portion	31,333	28,210
Accrued pension	9,459	26,045
Long-term accrued liabilities	35,190	33,328
Total Liabilities	347,281	351,518

STOCKHOLDERS’ EQUITY
Common stock	218,300	218,595
Retained earnings and other equity	340,020	278,648
Total stockholders’ equity	558,320	497,243
Total Liabilities and Stockholders’ Equity	$905,601	$848,761

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
REVENUES
Customer services	$411,133	$392,150	$763,869	$723,059
COSTS AND EXPENSES
Cost of services provided	195,943	190,209	373,745	358,252
Depreciation and amortization	12,350	11,245	23,990	22,026
Sales, general and administrative	126,545	118,622	238,800	224,197
Gain on sale of assets, net	(579)	(194)	(668)	(249)
Interest income, net	(88)	(66)	(138)	(113)
	334,171	319,816	635,729	604,113
INCOME BEFORE INCOME TAXES	76,962	72,334	128,140	118,946
PROVISION FOR INCOME TAXES	29,179	27,261	48,429	43,592
NET INCOME	$47,783	$45,073	$79,711	$75,354

NET INCOME PER SHARE - BASIC AND DILUTED	$0.22	$0.21	$0.36	$0.34

Weighted average shares outstanding - basic and diluted	218,437	218,613	218,562	218,577

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Second Quarter and Six Months 2016 results on

Wednesday, July 27, 2016 at:
10:00 a.m. Eastern
9:00 a.m. Central
8:00 a.m. Mountain
7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 800-505-9573 domestic;

416-204-9498 international
at least 5 minutes before start time.

REPLAY: available through August 3, 2016

Please dial 888-203-1112/719-457-0820, Passcode: 9004116

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com